Mitek Reports Fiscal 2025 First Quarter Financial Results
Raises Lower-End of Adjusted EBITDA Margin Guidance Range for Fiscal 2025

SAN DIEGO, CA, February 10, 2025 - Mitek Systems, Inc. (NASDAQ: MITK, www.miteksystems.com, “Mitek” or the “Company”), a global leader in digital identity verification, mobile capture and fraud management, today reported financial results for its first quarter ended December 31, 2024 and raised the lower end of its Adjusted EBITDA margin guidance range for its fiscal 2025 full year ending September 30, 2025 (“fiscal 2025”).

“We delivered a solid first quarter, with results ahead of our expectations in our SaaS products, which grew 29% year over year, offset by year-over-year variances in software license sales,” said Ed West, Mitek’s CEO. “We are encouraged by the performance of our Identity product portfolio, the continued resilience of our Deposit solutions, and the accelerating momentum of our fraud offerings. Our cultural and technological integration efforts are now well underway, which we believe are strengthening the company’s foundation for durable, profitable revenue growth in fiscal 2026 and beyond.”

Fiscal 2025 First Quarter Financial Highlights

GAAP
•Revenue of $37.3 million was relatively flat year-over-year, compared to $36.9 million a year ago.
•Gross profit of $28.0 million was relatively flat year-over-year, compared to $28.1 million a year ago.
•GAAP gross profit margin was 75.1%, compared to 76.2% a year ago.
•GAAP net loss was $4.6 million, compared to a GAAP net loss of $5.8 million a year ago.
•GAAP net loss per diluted share was $0.10, compared to a GAAP net loss of $0.13 a year ago.
•Total cash and investments was $137.9 million at December 31, 2024, a decrease of $3.9 million from $141.8 million at September 30, 2024.
•Mitek repurchased 0.4 million shares at an average per share price of $8.99, totaling approximately $3.3 million.

Non-GAAP
•Non-GAAP gross profit was flat at $31.5 million for both periods.
•Non-GAAP gross profit margin was 84.5%, compared to 85.4% a year ago.
•Adjusted EBITDA was $7.8 million, compared to $5.9 million a year ago.
•Adjusted EBITDA margin was 21%, compared to 16% a year ago.
•Non-GAAP net income was $6.6 million, compared to $6.3 million a year ago.
•Non-GAAP net income per diluted share was $0.15, compared to $0.14 a year ago.
•Free cash flow was $0.2 million, compared to negative $9.7 million a year ago, and was $40.2 million for the twelve months ended December 31, 2024, compared to $15.7 million for the corresponding period a year ago.

Fiscal 2025 Full Year Guidance

Mitek is updating its guidance for its fiscal 2025 year ending September 30, 2025, as follows:

•Mitek is maintaining its fiscal 2025 full-year revenue guidance of between $170 million and $180 million.
•Mitek is raising the lower end of its fiscal 2025 full-year adjusted EBITDA margin guidance by 100 basis points, resulting in a new guidance range of 25%-28%.

Conference Call Information

Mitek management will host a conference call and live webcast for analysts and investors today at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time) to discuss the Company’s financial results for its fiscal 2025 first quarter. To access the live call, dial 844-481-3005 (US and Canada) or +1 412-317-1889 (International) and ask to be joined to the Mitek call. A live and archived conference call webcast will also be accessible on the Investor Relations section of the Company’s website at www.miteksystems.com. A phone replay will be available approximately two hours after the end of the call and will remain available for one week. The phone call replay can be accessed by dialing 877-344-7529 (US or Canada) or +1 412-317-0088 (International) and entering the passcode: 9576188.

About Mitek Systems, Inc.

Mitek (NASDAQ: MITK) is a global leader in digital access, founded to bridge the physical and digital worlds. Mitek’s advanced identity verification technologies and global platform make digital access faster and more secure than ever, providing companies new levels of control, deployment ease and operation, while protecting the entire customer journey. With solutions trusted by 7,900 organizations around the world, including the majority of North American financial institutions which rely on our mobile check deposit solutions, Mitek helps companies reduce risk and meet regulatory requirements. Learn more at www.miteksystems.com. [(MITK-F)]

Follow Mitek on LinkedIn and YouTube, and read Mitek’s latest blog posts here.

Notice Regarding Forward-Looking Statements

Statements contained in this news release relating to the Company or its management’s intentions, hopes, beliefs, expectations or predictions of the future, including, but not limited to, statements relating to the Company’s fiscal 2025 guidance, are forward-looking statements. Such forward-looking statements are subject to a number of risks and uncertainties, including, but not limited to, risks related to the Company’s ability to withstand negative conditions in the global economy, a lack of demand for or market acceptance of the Company’s products, the impact of the Company’s acquisition of HooYu Ltd. including any operational or cultural difficulties associated with the integration of the businesses of Mitek and HooYu Ltd., the Company’s ability to continue to develop, produce and introduce innovative new products in a timely manner, the Company’s ability to capitalize on a growing market, quarterly variations in revenue, the profitability of certain sectors of the Company, the performance of the Company’s growth initiatives, the outcome of any pending or threatened litigation or investigation, and the timing of the implementation and launch of the Company’s products by the Company’s signed customers.

Additional risks and uncertainties faced by the Company are contained from time to time in the Company’s filings with the U.S. Securities and Exchange Commission (SEC), including, but not limited to, the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2024, as filed with the SEC on December 16, 2024 and its quarterly reports on Form 10-Q and current reports on Form 8-K, which you may obtain for free on the SEC’s website at www.sec.gov. Collectively, these risks and uncertainties could cause the Company’s actual results to differ materially from those projected in its forward-looking statements and you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company disclaims any intention or obligation to update, amend or clarify these forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Investor Contact:
Todd Kehrli or Jim Byers
PondelWilkinson, Inc.
tkehrli@pondel.com
jbyers@pondel.com

Note Regarding Use of Non-GAAP Financial Measures

This news release contains non-U.S. generally accepted accounting principles (“GAAP”) financial measures for non-GAAP cost of revenue, non-GAAP gross profit, non-GAAP gross margin, non-GAAP net income, non-GAAP net income per share, non-GAAP operating income, non-GAAP operating margin, adjusted EBITDA, adjusted EBITDA margin and non-GAAP operating expense that exclude acquisition-related costs and expenses, litigation and other legal costs, executive transition costs, stock compensation expense, non-recurring audit fees, enterprise risk, portfolio positioning and other related costs, restructuring costs and amortization of debt discount and issuance costs. These financial measures are not calculated in accordance with GAAP and are not based on any comprehensive set of accounting rules or principles. In evaluating the Company’s performance, management uses certain non-GAAP financial measures to supplement financial statements prepared under GAAP. Management believes these non-GAAP financial measures provide a useful measure of the Company’s operating results, a meaningful comparison with historical results and with the results of other companies, and insight into the Company’s ongoing operating performance. Further, management and the Board of Directors of the Company utilize these non-GAAP financial measures to gain a better understanding of the Company’s comparative operating performance from period-to-period and as a basis for planning and forecasting future periods. Management believes these non-GAAP financial measures, when read in conjunction with the Company’s GAAP financial statements, are useful to investors because they provide a basis for meaningful period-to-period comparisons of the Company’s ongoing operating results, including results of operations against investor and analyst financial models, which helps identify trends in the Company’s underlying business and provides a better understanding of how management plans and measures the Company’s underlying business.

The Company has not provided a reconciliation of its forward outlook for non-GAAP operating margin with its forward-looking GAAP operating margin in reliance on the unreasonable efforts exception provided under Item 10(e)(1)(i)(B) of Regulation S-K. The Company is unable, without unreasonable efforts, to quantify share-based compensation expense, which is excluded from our non-GAAP operating margin, as it requires additional inputs such as the number of shares granted and market prices that are not ascertainable due to the volatility of the Company’s share price. Additionally, a significant portion of the Company’s operations are in foreign countries and the transactional currencies are primarily Euros and British pound sterling and the Company is not able to predict fluctuations in those currencies without unreasonable efforts. The Company expects these items may have a potentially significant impact on future GAAP financial results.

We define free cash flow as net cash provided by operating activities, less cash used for purchases of property and equipment. We define free cash flow margin as free cash flow as a percentage of revenue. In addition to the reasons stated above, we believe that free cash flow is useful to investors as a liquidity measure because it measures our ability to generate or use cash in excess of our capital investments in property and equipment in order to enhance the strength of our balance sheet and further invest in our business and potential strategic initiatives. A limitation of the utility of free cash flow as a measure of our liquidity is that it does not represent the total increase or decrease in our cash balance for the period. We use free cash flow in conjunction with traditional U.S. GAAP measures as part of our overall assessment of our liquidity, including the preparation of our annual operating budget and quarterly forecasts and to evaluate the effectiveness of our business strategies. There are a number of limitations related to the use of free cash flow as compared to net cash provided by operating activities, including that free cash flow includes capital expenditures, the benefits of which are realized in periods subsequent to those when expenditures are made. We may refer to certain financial metrics on a Last Twelve Months (“LTM”) basis. LTM figures represent the sum of the most recently reported four fiscal quarters and are used to provide a view of the company's financial performance over the past year.

Mitek encourages investors to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures, which it includes in press releases announcing quarterly financial results, including this press release, and not to rely on any single financial measure to evaluate Mitek’s business.

MITEK SYSTEMS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(amounts in thousands except per share data)

	Three Months Ended December 31,
	2024	2023
Revenue
Software and hardware	$11,985	$15,980
Services and other	25,269	20,937
Total revenue	37,254	36,917
Operating costs and expenses
Cost of revenue—software and hardware (exclusive of depreciation & amortization)	67	40
Cost of revenue—services and other (exclusive of depreciation & amortization)	5,877	5,494
Selling and marketing	9,695	9,856
Research and development	8,323	8,874
General and administrative	11,901	15,538
Amortization and acquisition-related costs	3,657	3,983
Restructuring costs	808	48
Total operating costs and expenses	40,328	43,833
Operating income (loss)	(3,074)	(6,916)
Interest expense	2,398	2,263
Other income (expense), net	563	1,642
Income (loss) before income taxes	(4,909)	(7,537)
Income tax benefit (provision)	297	1,744
Net income (loss)	$(4,612)	$(5,793)
Net income (loss) per share—basic	$(0.10)	$(0.13)
Net income (loss) per share—diluted	$(0.10)	$(0.13)
Shares used in calculating net loss per share—basic and diluted	45,195	46,294
Shares used in calculating net loss per share—diluted	45,195	46,294

MITEK SYSTEMS, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(amounts in thousands except share data)

	December 31, 2024	September 30, 2024
ASSETS
Current assets:
Cash and cash equivalents	$90,617	$93,456
Short-term investments	30,591	36,884
Accounts receivable, net	32,348	31,682
Contract assets, current portion	15,588	15,818
Prepaid expenses	5,054	4,514
Other current assets	2,639	2,697
Total current assets	176,837	185,051
Long-term investments	16,667	11,410
Property and equipment, net	2,418	2,564
Right-of-use assets	2,653	4,662
Goodwill and intangible assets	172,508	185,711
Deferred income tax assets	19,272	19,145
Contract assets, non-current portion	3,897	3,620
Other non-current assets	1,707	1,590
Total assets	$395,959	$413,753
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$4,983	$7,236
Accrued payroll and related taxes	7,544	10,324
Accrued liabilities	508	424
Accrued interest payable	498	205
Value added tax payables	1,768	1,222
Deferred revenue, current portion	21,694	21,231
Lease liabilities, current portion	639	805
Other current liabilities	912	700
Total current liabilities	38,546	42,147
Convertible senior notes	145,706	143,601
Deferred revenue, non-current portion	692	753
Lease liabilities, non-current portion	2,317	4,230
Deferred income tax liabilities	3,642	3,889
Other non-current liabilities	4,139	4,332
Total liabilities	195,042	198,952
Stockholders’ equity:
Preferred stock, $0.001 par value, 1,000,000 shares authorized, none issued and outstanding	—	—
Common stock, $0.001 par value, 120,000,000 shares authorized, 45,211,865 and 44,998,939 issued and outstanding, as of December 31, 2024 and September 30, 2024, respectively	45	45
Additional paid-in capital	251,967	247,326
Accumulated other comprehensive loss	(12,950)	(2,302)
Accumulated deficit	(38,145)	(30,268)
Total stockholders’ equity	200,917	214,801
Total liabilities and stockholders’ equity	$395,959	$413,753

MITEK SYSTEMS, INC.
DISAGGREGATION OF REVENUE BY PRODUCT AND TYPE
(Unaudited)
(amounts in thousands)

	Three Months Ended December 31,
	2024	2023
Deposits
Deposits software and hardware
Software	$11,097	$14,048
Hardware	—	—
Total deposits software and hardware	11,097	14,048
Deposits services
SaaS	2,221	1,355
Maintenance	5,685	5,495
Professional services and other	282	179
Total deposits services	8,188	7,029
Total deposits revenue	$19,285	$21,077

Identity
Identity software and hardware
Software	$888	$1,913
Hardware	—	19
Total identity software and hardware	888	1,932
Identity services
SaaS	16,207	12,898
Maintenance	425	600
Professional services and other	449	410
Total identity services	17,081	13,908
Total identity revenue	$17,969	$15,840

Consolidated results
Total software and hardware
Software	$11,985	$15,961
Hardware	—	19
Total software and hardware	11,985	15,980
Total services
SaaS	18,428	14,253
Maintenance	6,110	6,095
Professional services and other	731	589
Total services	25,269	20,937
Total revenue	$37,254	$36,917

MITEK SYSTEMS, INC.
NON-GAAP GROSS PROFIT RECONCILIATION
(Unaudited)
(amounts in thousands)

	Three Months Ended December 31,
	2024	2023
Software and hardware
Revenue	$11,985	$15,980
Cost of revenue (exclusive of depreciation and amortization)	67	40
Depreciation and amortization	1,190	1,136
GAAP gross profit for software and hardware	10,728	14,804
Depreciation and amortization	1,190	1,136
Non-GAAP gross profit for software and hardware	$11,918	$15,940

GAAP gross margin for software and hardware	89.5%	92.6%
Non-GAAP gross margin for software and hardware	99.4%	99.7%

Services and other
Services and other revenue	$25,269	$20,937
Cost of revenue (exclusive of depreciation and amortization)	5,877	5,494
Depreciation and amortization	2,131	2,106
GAAP gross profit for services and other	17,261	13,337
Depreciation and amortization	2,131	2,106
Stock-based compensation expense	161	129
Non-GAAP gross profit for services and other	$19,553	$15,572

GAAP gross margin for services and other	68.3%	63.7%
Non-GAAP gross margin for services and other	77.4%	74.4%

Consolidated results
Total revenue	$37,254	$36,917
Cost of revenue (exclusive of depreciation and amortization)	5,944	5,534
Depreciation and amortization	3,321	3,242
GAAP gross profit	27,989	28,141
Depreciation and amortization	3,321	3,242
Stock-based compensation expense	161	129
Non-GAAP gross profit	$31,471	$31,512

GAAP gross margin	75.1%	76.2%
Non-GAAP gross margin	84.5%	85.4%

MITEK SYSTEMS, INC.
NON-GAAP OPERATING EXPENSE RECONCILIATION
(Unaudited)
(amounts in thousands)

	Three Months Ended December 31,
	2024	2023
Selling and marketing	$9,695	$9,856
Non-GAAP adjustments:
Stock-based compensation expense	974	820
Non-GAAP selling and marketing	$8,721	$9,036

Research and development	$8,323	$8,874
Non-GAAP adjustments:
Stock-based compensation expense	1,124	1,041
Non-GAAP research and development	$7,199	$7,833

General and administrative	$11,901	$15,538
Non-GAAP adjustments:
Stock-based compensation expense	2,206	1,440
Litigation and other legal costs(1)	233	2,169
Executive transition costs	494	209
Non-recurring audit fees	867	1,638
Enterprise risk, portfolio positioning and other related costs(2)	—	996
Non-GAAP general and administrative	$8,101	$9,086

Total Non-GAAP operating expense	$24,021	$25,955

(1)During the three month periods ended December 31, 2024 and 2023, our legal team used third party legal experts to perform and provide advice regarding a variety of activities including intellectual property litigation matters and risk analysis and in providing support for customers in their litigation, matters and options related to getting our SEC filings current, the process for a potential delisting from the Nasdaq Capital Market, ongoing litigation support, and various other projects.
(2)During the three months ended December 31, 2023, we used three third party experts to evaluate our product portfolio positioning, competitive landscape, enterprise risk and other related analyses.

MITEK SYSTEMS, INC.
GAAP NET INCOME TO ADJUSTED EBITDA RECONCILIATION
(Unaudited)
(amounts in thousands)

	Three Months Ended December 31,
	2024	2023
GAAP net income (loss)	$(4,612)	$(5,793)
Add:
Income tax (benefit) provision	(297)	(1,744)
Other (income) expense, net	(563)	(1,642)
Interest Expense	2,398	2,263
GAAP operating income (loss)	$(3,074)	$(6,916)

Non-GAAP Adjustments
Depreciation and amortization	$395	$391
Amortization of intangibles	3,657	3,848
Net changes in estimated fair value of acquisition-related contingent consideration	—	136
Litigation and other legal costs(1)	233	2,169
Executive transition costs	494	209
Stock-based compensation expense	4,465	3,430
Non-recurring audit fees	867	1,638
Enterprise risk, portfolio positioning and other related costs(2)	—	996
Restructuring costs(3)	808	48
Adjusted EBITDA	$7,845	$5,949
Total revenue	$37,254	$36,917
Adjusted EBITDA margin	21%	16%

(1)During the three month periods ended December 31, 2024 and 2023, our legal team used third party legal experts to perform and provide advice regarding a variety of activities including intellectual property litigation matters and risk analysis and in providing support for customers in their litigation, matters and options related to getting our SEC filings current, the process for a potential delisting from the Nasdaq Capital Market, ongoing litigation support, and various other projects.
(2)During the three months ended December 31, 2023, we used three third party experts to evaluate our product portfolio positioning, competitive landscape, enterprise risk and other related analyses.
(3)Restructuring costs consist of employee severance obligations and other related costs. Restructuring costs were $0.8 million in the three months ended December 31, 2024 and were related to expenses incurred to relocate employees and a restructuring that occurred in the first quarter of fiscal 2025. Restructuring costs were $48,000 in the three months ended December 31, 2023.

MITEK SYSTEMS, INC.
NON-GAAP NET INCOME RECONCILIATION
(Unaudited)
(amounts in thousands except per share data)

	Three Months Ended December 31,
	2024	2023
Net income (loss)	$(4,612)	$(5,793)
Non-GAAP adjustments:
Amortization of acquisition-related intangibles(1)	3,657	3,848
Net changes in estimated fair value of acquisition-related contingent consideration(1)	—	136
Litigation and other legal costs(2)	233	2,169
Executive transition costs	494	209
Stock-based compensation expense	4,465	3,430
Non-recurring audit fees	867	1,638
Enterprise risk, portfolio positioning and other related costs(3)	—	996
Restructuring costs(4)	808	48
Amortization of debt discount and issuance costs	2,147	1,970
Income tax effect of pre-tax adjustments	(1,919)	(2,967)
Cash tax difference(5)	493	641
Non-GAAP net income	$6,633	$6,325
Non-GAAP income per share—basic	$0.15	$0.14
Non-GAAP income per share—diluted	$0.15	$0.14
Shares used in calculating non-GAAP net income per share—basic	45,195	46,294
Shares used in calculating non-GAAP net income per share—diluted	45,195	46,294

(1)December 31, 2023 amounts reflect reclassifications to conform to the current year presentation.
(2)During the three month periods ended December 31, 2024 and 2023, our legal team used third party legal experts to perform and provide advice regarding a variety of activities including intellectual property litigation matters and risk analysis and in providing support for customers in their litigation, matters and options related to getting our SEC filings current, the process for a potential delisting from the Nasdaq Capital Market, ongoing litigation support, and various other projects.
(3)During the three months ended December 31, 2023, we used three third party experts to evaluate our product portfolio positioning, competitive landscape, enterprise risk and other related analyses.
(4)Restructuring costs consist of employee severance obligations and other related costs. Restructuring costs were $0.8 million in the three months ended December 31, 2024 and were related to expenses incurred to relocate employees and a restructuring that occurred in the first quarter of fiscal 2025. Restructuring costs were $48,000 in the three months ended December 31, 2023.
(5)The Company’s non-GAAP net income is calculated using a cash tax rate of 15% in fiscal 2025 and 9% in fiscal 2024. The estimated cash tax rate is the estimated annual tax payable on the Company’s tax returns as a percentage of estimated annual non-GAAP pre-tax net income. The Company uses an estimated cash tax rate to adjust for the historical variation in the effective book tax rate associated with the reversal of valuation allowances, and the utilization of research and development tax credits which currently have an overall effect of reducing taxes payable. The Company believes that the cash tax rate provides a more transparent view of the Company’s operating results. The Company’s effective tax rate used for the purposes of calculating GAAP net income for fiscal 2025 and 2024 was 6% and 23%, respectively.

MITEK SYSTEMS, INC.
NON-GAAP FREE CASH FLOW RECONCILIATION
(Unaudited)
(amounts in thousands)
	Three months ended				Twelve months ended December 31, 2024
	March 31, 2024	June 30, 2024	September 30, 2024	December 31, 2024
Net cash provided by (used in) operating activities	$7,064	$12,985	$21,102	$565	$41,716
Less:
Purchases of property and equipment, net	(483)	(431)	(283)	(335)	(1,532)
Free Cash Flow	$6,581	$12,554	$20,819	$230	$40,184

	Three months ended				Twelve months ended December 31, 2023
	March 31, 2023	June 30, 2023	September 30, 2023	December 31, 2023
Net cash provided by (used in) operating activities	$6,301	$16,552	$3,473	$(9,463)	$16,863
Less:
Purchases of property and equipment, net	(218)	(284)	(378)	(241)	(1,121)
Free Cash Flow	$6,083	$16,268	$3,095	$(9,704)	$15,742

STOCK-BASED COMPENSATION EXPENSE
(Unaudited)
(amounts in thousands)

	Three Months Ended December 31,
	2024	2023
Cost of revenue	$161	$129
Selling and marketing	974	820
Research and development	1,124	1,041
General and administrative	2,206	1,440
Total stock-based compensation expense	$4,465	$3,430